UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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IRONCLAD PERFORMANCE WEAR CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IRONCLAD PERFORMANCE WEAR CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 11, 2008

TO THE SHAREHOLDERS OF IRONCLAD PERFORMANCE WEAR CORPORATION:

You are cordially invited to attend the Annual Meeting of Shareholders of Ironclad Performance Wear Corporation, a Nevada corporation (the “Company”), to be held on September 11, 2008, at 10:00 a.m. Pacific time, at our corporate headquarters, located at 2201 Park Place, Suite 101, El Segundo, California 90245.

At the Annual Meeting, shareholders will be asked to consider and act upon the following matters:

1.	To elect five (5) members of the Board of Directors; and

2.	Ratification of the appointment of Rotenberg & Co. as the Company’s independent accountants for the year ending December 31, 2008; and

3.	To transact other business properly presented at the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed August 1, 2008 as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting and any postponement or adjournment thereof, and only shareholders of record at the close of business on that date are entitled to notice and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for 10 days prior to the Annual Meeting.

We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

August 6, 2008	Eduard Jaeger President and Chief Executive Officer
2201 Park Place, Suite 101 El Segundo, CA 90245 (310) 643-7800

IRONCLAD PERFORMANCE WEAR CORPORATION

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 11, 2008

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (or the “Board”) of Ironclad Performance Wear Corporation, a Nevada corporation (“Ironclad” or the “Company”), for use at the Annual Meeting of Shareholders, to be held on September 11, 2008, at 10:00 a.m. Pacific Time, at our corporate headquarters, located at 2201 Park Place, Suite 101, El Segundo, California 90245. Accompanying this Proxy Statement is the Board of Directors’ Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

The expense of this solicitation of proxies will be borne by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, electronic mail or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by those persons and the Company will reimburse them for their reasonable expenses incurred in this regard.

The purpose of the meeting and the matters to be acted upon are set forth in the attached Notice of Annual Meeting. As of the date of this Proxy Statement, the Board of Directors knows of no other business that may be presented for consideration at the Annual Meeting. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting and which have not been revoked will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person. If any other business properly comes before the meeting, votes will be cast pursuant to those proxies in respect of any other business in accordance with the judgment of the persons acting under those proxies.

The Company’s principal executive offices are located at 2201 Park Place, Suite 101, El Segundo, CA 90245. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed proxy will commence on or about August 11, 2008.

OUTSTANDING SECURITIES AND VOTING RIGHTS

The close of business on August 1, 2008, has been fixed as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the record date, the Company had outstanding 42,464,504 shares of Common Stock, par value $0.001 per share (the “Common Stock”). The Common Stock is the only outstanding voting securities of the Company. As of the record date, the Company had 114 holders of record of the Common Stock.

A holder of Common Stock is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting. All matters that may properly come before the meeting require for approval the favorable vote of a majority of shares voted at the meeting or by proxy.

A quorum, which is a majority of the outstanding shares as of August 1, 2008, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the shareholders attending in person and by their proxy holders. Abstentions and broker non-votes will be included in the determination of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against these matters.

Your vote is important. If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareholders can vote by written proxy card. Your submission of the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting. If you are a shareholder of record, you may revoke your proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

PROPOSAL 1 - ELECTION OF DIRECTORS

Proposal 1 is the election of five directors to hold office for a period of one year or until their respective successors have been duly elected and qualified. Our Articles of Incorporation provides that the number of the directors of the Company shall be seven (7), of which no more than three (3) may be considered “inside” directors until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to the Bylaws adopted by the vote or written consent of holders of a super majority of the outstanding shares entitled to vote, as provided in the Articles of Incorporation.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board of Directors proposes the election of the following nominees as directors:

R.D. Peter Bloomer
Eduard Jaeger
Vane P. Clayton
Scott Alderton
Scott Jarus

If elected, the foregoing five (5) nominees are expected to serve until the 2009 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

The principal occupation and certain other information about he nominees and certain executive officers are set forth on the following pages.

CURRENT DIRECTORS/DIRECTOR NOMINEES

The following table sets forth the name, age and position of each of our directors as of August 1, 2008.

Name	Age	Position
R.D. Peter Bloomer	72	Chairman of the Board
Eduard Jaeger	48	Director, President and Chief Executive Officer
Vane P. Clayton	49	Director
Scott Alderton	49	Director
Scott Jarus	52	Director

R. D. Peter Bloomer, Chairman of the Board

Mr. Bloomer has served as Chairman of our Board of Directors in April 2003. He is the Chairman and Chief Executive Officer of CVM Management, Inc. and Managing Partner of CVM Equity Fund V, Ltd., LLP, or CVM, which is our largest stockholder. Prior to the formation of CVM, Mr. Bloomer was Vice President of Marketing for Head Ski & Tennis, Vice President of Operations for Hanson Industries and spent 11 years with IBM Sales and Marketing. Mr. Bloomer has served on the Board of Directors of multiple private companies.

Eduard Jaeger, Director, President, Chief Executive Officer & Founder

Mr. Jaeger founded Ironclad in 1998 and has served as a Director and as President and Chief Executive Officer since that time. Mr. Jaeger has been Founder, co-Founder and President of a number of successful companies in the consumer products sector over a 20 year period. Prior to founding Ironclad, he developed extensive experience and expertise in innovative product design and development, overseas manufacturing, importing and exporting, sales and marketing, and forming worldwide distribution channels. Mr. Jaeger is also the inventor of six U.S. patents and two patents pending, and has held executive positions in marketing and promotion.

Vane P. Clayton, Director

Mr. Clayton has served on our Board of Directors since March 2004 and currently serves as the Chair of the Audit Committee. He currently serves as the chief executive officer and member of the Board of Directors of KPA LLC, an Environmental & Safety Services Company. Prior to KPA, Mr. Clayton was President of ZOLL Data Systems, an Enterprise Software subsidiary of ZOLL Medical Corporation ($250M in Sales - NASDAQ: ZOLL) and board member of TROY. Earlier in his career, Mr. Clayton managed a sales team for Raychem ($1.7B in Sales), a division of Tyco Electronics. Mr. Clayton brings experience in directing public companies in high growth sales and marketing strategies; new product and channel development; fund raising; Sarbanes-Oxley Act of 2004, Section 404 compliance; strategic positioning; and building successful teams. Mr. Clayton holds a B.S. in Agricultural/Mechanical Engineering from Purdue University and an MBA from Harvard Business School.

Scott Alderton, Director

Mr. Alderton has served on our Board of Directors since August 2002. In 2002, Mr. Alderton co-founded the law firm of Stubbs Alderton & Markiles, LLP and has over 21 years experience working with technology and emerging growth companies at all stages along their evolutionary path. He brings to our board his expertise in securities law matters, capital formation, venture capital and financing transactions; mergers, acquisitions and divestitures; and the protection of copyrights, trademarks and trade secrets. Mr. Alderton received his Bachelor of Arts from the University of California at Los Angeles in 1982 and juris doctor from Loyola Law School in 1985.

Scott Jarus, Director

Mr. Jarus has served as a member of our Board of Directors since May 18, 2006. Mr. Jarus is Chief Executive Officer of Cognition Technologies, Inc., an early-stage company located in Culver City, California, which is a developer of revolutionary linguistic meaning-based content Search technology. From 2001 to 2005, Mr. Jarus was President and principal executive of j2 Global Communications, Inc. (NASDAQ: JCOM), a provider of outsourced, value-added messaging and communications services to individuals and companies throughout the world. Before joining j2 Global Communications, Inc., from 1998 to 2001, Mr. Jarus was President and Chief Operating Officer for OnSite Access, a provider of building-centric integrated communications services. Mr. Jarus has 27 years of management experience in the telecommunications industry and has served in various senior management positions. He currently serves on the Board of Directors of various other companies, none of which compete with or are in the same industry as Ironclad. In 2005, Mr. Jarus was named National Entrepreneur of the Year for Media/Entertainment/Communications by Ernst & Young (and Los Angeles Entrepreneur of the Year for Technology in 2004). Mr. Jarus received his Bachelor of Arts degree in Psychology and a Master of Business Administration degree from the University of Kansas in 1982.

OTHER EXECUTIVE OFFICERS

Rhonda Hoffarth, Executive Vice President & Chief Operating Officer

Ms. Hoffarth has served as our Executive Vice President & Chief Operating Officer since January 2003. Prior to January 2003, Ms. Hoffarth has also previously served as Ironclad’s interim Chief Financial Officer. Ms. Hoffarth has over 20 years of experience in operations and finance with growing consumer product companies. Prior to joining us, Ms. Hoffarth spent 9 years with Bell Sports, Inc. in various roles, including Vice President of Operations, North American, helping the company grow from $45,000,000 in revenue to over $200,000,000. Subsequently, Ms. Hoffarth spent 2 years as the Senior Vice President of Operations for Targus, Inc., a $500,000,000 developer of mobile accessories. Both Bell Sports and Targus source their finished products from Asia and have multiple sales channels (independent shops, regional and national accounts, big box accounts). Ms. Hoffarth received her Masters of Business Administration from the University of Southern California in 1992.

Kent Pachl, Executive Vice President of Sales & Marketing

Mr. Pachl has served as our Executive Vice President of Sales and Marketing in January 2005. Prior to joining us, Mr. Pachl has spent a total of 15 years in the consumer products and sporting goods industries with Dunlop/Maxfli Sports Corporation and more recently with Taylor Made-Adidas Golf Company. At Dunlop/Maxfli, Mr. Pachl was Vice President of Sales and helped facilitate the sale of the company by consolidating multiple divisions into one group. During his tenure at Taylor Made-Adidas golf, Mr. Pachl held various senior management roles in International Sales, Taylor Made equipment and the Adidas footwear and apparel division. Mr. Pachl possesses a Bachelors of Science degree in Business Finance from San Diego State University in 1990.

Thomas Kreig, Vice President of Finance, Secretary and Interim Chief Financial Officer

Mr. Kreig has served as our Interim Chief Financial Officer since April 2007. From September 2002 to present, Mr. Kreig has also served as our Vice President of Finance and Secretary. Before joining Ironclad, Mr. Kreig spent 18 years serving as Controller and Vice President of Finance at companies in several different industries. Most recently he served as Controller for In-Flight Network, LLC, a developer of satellite-based broadband communications for airline passengers. Prior to In-Flight Network, Mr. Kreig served as Vice President of Finance for Network Courier Services, Inc. From 1983 to 1996, Mr. Kreig served as Controller and Chief Financial Officer for Triple L Distributing Co., Inc. and Controller and Treasurer for a medical diagnostic equipment company where he was instrumental in helping to successfully execute an initial public offering. He is a certified public accountant and received his Masters of Business Administration from the University of Detroit in 1975.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Meetings. The Board of Directors held six meetings during fiscal 2007. All directors then serving attended 75% or more of all of the meetings of the Board of Directors in fiscal 2007. While directors generally attend annual shareholder meetings, the Company has not established a specific policy with respect to members of the Board of Directors attending annual shareholder meetings.

Committees. The Board of Directors currently has the following standing committees: Audit Committee and Compensation Committee. All directors then serving attended 75% or more of all the meetings of each committee of which they were a member in fiscal 2007.

The Audit Committee currently consists of Messrs. Clayton, Alderton and Jaeger. None of our current Audit Committee members is an audit committee financial expert, as defined in Item 401(e)(2) of Regulation S-B. Our Board of Directors currently has no independent director who qualifies as an audit committee expert. We intend to recruit new independent directors such that the independent directors on our Board of Directors may fulfill committee and independence requirements. The primary purposes of the Audit Committee are (i) to review the scope of the audit and all non-audit services to be performed by our independent auditors and the fees incurred by us in connection therewith, (ii) to review the results of such audit, including the independent accountants’ opinion and letter of comment to management and management’s response thereto, (iii) to review with our independent accountants our internal accounting principles, policies and practices and financial reporting, (iv) to engage our independent auditors and (v) to review our quarterly and annual financial statements prior to public issuance. The role and responsibilities of the Audit Committee are more fully set forth in a written Charter adopted by our Board of Directors. The Audit Committee was created by our Board of Directors effective May 18, 2006.

The Compensation Committee currently consists of Messrs. Bloomer, Jarus and Jaeger. The primary purposes of the Compensation Committee are (i) to review the compensation packages of executive officers and make recommendations to the Board of Directors for said compensation packages, (ii) to review proposed stock option grants and make recommendations to the Board of Directors for said grants, and (iii) to engage consultants as required to aide in evaluation of compensation packages for executive officers and independent directors. The role and responsibilities of the Compensation Committee are more fully set forth in a written Charter adopted by the Board of Directors. The Compensation Committee was created by our Board of Directors effective May 18, 2006.

Nominations. The functions customarily delegated to the nominating committee are performed by our full Board of Directors. Our full Board of Directors reviews those Board members who are candidates for re-election to our Board of Directors, and makes the determination to nominate a candidate who is a current member of the Board of Directors for re-election for the next term. The Board’s methods for identifying candidates for election to the Board of Directors (other than those proposed by our shareholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources—members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. We may also from time-to-time retain one or more third-party search firms to identify suitable candidates. The Board also nominates outside candidates for inclusion on the Board of Directors.

An Ironclad shareholder may nominate one or more persons for election as a director at an annual meeting of shareholders if the shareholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and set forth as to each proposed nominee who is not an incumbent Director (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of the Company beneficially owned and (iv) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Rule 14(a) of the Exchange Act of 1934. The recommendation should be addressed to our Secretary.

Among other matters, our full Board of Directors which serves as the nominating and governance committee:

(1)
Reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs the Company and the Board;

(2)
Conducts candidate searches, interviews prospective candidates and conducts programs to introduce candidates to our management and operations, and confirms the appropriate level of interest of such candidates;

(3)	Recommends qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of the Board; and

(4)	Conducts appropriate inquiries into the background and qualifications of potential nominees.

Based on the foregoing, the Board of Directors recommends for nomination and the Board of Directors nominated, Messrs. Bloomer, Jaeger, Clayton, Alderton and Jarus for re-election as directors on the Board of Directors, subject to shareholder approval, for a one-year term ending on or around the date of the 2009 Annual Meeting of Shareholders.

Shareholder Communications. Holders of the Company’s securities can send communications to the Board of Directors via email to auditcommittee@ironclad.com or by telephoning the Chief Financial Officer at the Company’s principal executive offices, who will then relay the communications to the Board of Directors.

DIRECTOR INDEPENDENCE

Our Board of Directors currently consists of five members: Messrs. Bloomer (Chairman), Jaeger (CEO), Clayton, Alderton and Jarus. Each director serves until our next annual meeting or until his or her successor is duly elected and qualified.

Our Board of Directors currently has the following standing committees: Audit Committee and Compensation Committee. We do not have a separately designated nominating committee of our Board of Directors and the functions customarily designated to such committee are performed by our full Board of Directors.

The Audit Committee currently consists of Messrs. Clayton, Alderton and Jaeger. None of our current Audit Committee members is an audit committee financial expert, as defined in Item 401(e)(2) of Regulation S-B. Our Board of Directors currently has no independent director who qualifies as an audit committee expert. We intend to recruit new independent directors such that the independent directors on our Board of Directors may fulfill committee and independence requirements.

The Compensation Committee currently consists of Messrs. Bloomer, Jarus and Jaeger.

We are not a “listed issuer” under SEC rules and are therefore not required to have separate committees comprised of independent directors. We have, however, determined that neither Messrs. Bloomer, Clayton and Jarus are “independent” as that term is defined in Section 4200 of the Marketplace Rules as required by the NASDAQ Stock Market.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors has furnished the following report:

On May 18, 2006, the Audit Committee was formed with its current members. The Audit Committee operates under a written charter that was approved by the Board of Directors effective May 18, 2006. For the fiscal year ended December 31, 2007, the Audit Committee has performed, or has confirmed that the Company's Board of Directors has performed, the duties of the Audit Committee, which is responsible for providing objective oversight of the Company's internal controls and financial reporting process.

In fulfilling its responsibilities for the financial statements for fiscal year 2007, the Board of Directors:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2007 with management and Rotenberg & Co. (the “Auditors”), the Company’s independent auditors; and

•
Received written disclosures and the letter from the Auditors regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the Auditors their independence.

In fulfilling its responsibilities for the financial statements for fiscal year 2007, the Audit Committee discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

Based on the Board of Directors’ review of the audited financial statements and discussions with management and the Auditors, the Board of Directors approved the inclusion of the audited financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended for filing with the SEC.

AUDIT COMMITTEE

Vane P. Clayton Scott Alderton Eduard Jaeger

The information in this Audit Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

PROPOSAL 2 - INDEPENDENT PUBLIC ACCOUNTANTS

Proposal 2 is the ratification of the firm of Rotenberg & Co. (“Rotenberg”) as the Company’s independent accountants for the year ending December 31, 2008. Prior to the fourth quarter 2007, the Company engaged Singer Lewak Greenbaum & Goldstein LLP as its principal independent accounting firm. The Audit Committee of the Board of Directors recommended and the Board of Directors has selected, subject to ratification by a majority vote of the stockholders in person or by proxy at the Annual Meeting, Rotenberg as our independent public accountant for the current fiscal year ending December 31, 2008. Representatives of Rotenberg are expected to be present at our Annual Meeting and will have the opportunity to make a statement if they desire to do so. In addition, at the Annual Meeting, representatives of Rotenberg are expected to be available to respond to appropriate questions posed by our shareholders.

While there is no legal requirement that this proposal be submitted to stockholders, it will be submitted at the Annual Meeting nonetheless, as the Board of Directors believes that the selection of auditors to audit our consolidated financial statements is of sufficient importance to seek stockholder approval. If the majority of our stockholders present and entitled to vote at the Annual Meeting do not ratify the appointment of Rotenberg as our auditors for the current fiscal year, Rotenberg will continue to serve as our auditors for the current fiscal year, and the Audit Committee of the Board of Directors will engage in deliberations to determine whether it is in our best interest to continue Rotenberg’s engagement as our auditors for fiscal 2009.

Rotenberg is our principal independent public accounting firm. All audit work was performed by the full time employees of Rotenberg. Our Audit Committee approves in advance, all services performed by Rotenberg. Our Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence, and has approved such services.

Audit Fees

Fees for audit services totaled approximately $239,590 and $169,807 for the years ended December 31, 2007 and 2006, respectively, including fees associated with the annual audit, and reviews of our quarterly reports on Form 10-QSB.

Audit-Related Fees

Fees for audit-related services totaled approximately $21,571 and $64,688 for the years ended December 31, 2007 and 2006, respectively. Audit-related services principally include due diligence in connection with acquisitions, financing transactions, and accounting consultations.

Tax Fees

Fees were incurred totaling approximately $22,769 and $10,726 during the years ended December 31, 2007 and 2006, respectively for tax services, including for tax compliance, tax advice and tax planning.

All Other Fees

No other fees were incurred during the years ended December 31, 2007 and 2006 for services provided by Singer Lewak Greenbaum & Goldstein LLP or Rotenberg & Co., except as described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF ROTENBERG & CO. AS OUR INDEPENDENT AUDITORS.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, as to the Chief Executive Officer and as to each of the other two most highly compensated executive officers whose compensation exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to us in all capacities for our last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)	All Other Compensation ($)		Total ($)
Eduard Jaeger	2007	234,257	39,947	(2)	39,328	7,200	(3)	320,732
President, Chief Executive	2006	193,424	150,000	(1)	480,000	7,200	(3)	833,624
Officer and Director

Rhonda Hoffarth	2007	163,416	20,000	(2)	27,064	-		210,480
Executive Vice	2006	146,655	30,000	(1)	120,750	-		297,405
President and Chief
Operating Officer

Kent Pachl	2007	190,477	30,000	(2)	31,493	7,200	(3)	259,170
Executive Vice	2006	177,298	40,000	(1)	193,200	7,200	(3)	418,328
President of Sales and
Marketing

(1)	Represents payment of bonus for performance in 2005.
(2)	Represents payment of bonus for performance in 2006.
(3)	Represents an automobile allowance.

Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding outstanding options held by our Named Executive Officers as of the end of our fiscal year ended December 31, 2007. None of our Named Executive Officers exercised any options during our fiscal year ended December 31, 2007.

	Number of Securities Underlying Unexercised Options (#)				Option Exercise	Option Expiration
Name	Exercisable		Unexercisable		Price	Date
Eduard Jaeger (1)	43,146	(2)	-		0.35	5/9/2011
	215,728	(3)	-		0.35	6/15/2012
	32,053	(4)			0.35	3/3/2013
	431,455	(5)	-		0.35	3/30/2014
	276,131	(6)			0.35	9/1/2015
	197,917	(7)	302,083	(7)	1.05	5/18/2016
	-		103,900	(14)	0.38	11/20/2017

Rhonda Hoffarth	172,582	(8)			0.35	1/13/2013
	18,876	(9)	2,697	(9)	0.35	6/22/2014
	49,479	(10)	75,521	(10)	1.05	5/18/2016
	-		71,500	(15)	0.38	11/20/07

Kent Pachl	275,053	(11)	91,684	(11)	0.35	1/3/2015
	86,291	(12)	-		0.35	9/2/2015
	79,167		120,833	(13)	1.05	5/18/2016
	-		83,200	(16)	0.38	11/20/17

(1)	Ironclad California executed a Separation Agreement with Eduard Jaeger effective in April 2004, the terms of which are described in Employment Contracts herein.

(2)
Mr. Jaeger was granted options to purchase 43,146 shares on 5/10/01, 25% vested on the first anniversary of the date of grant, and 1/24th of the remaining amount of shares vest at the end of each month thereafter.

(3)	Mr. Jaeger was granted options to purchase 215,728 shares on 1/14/03, 33.3% vested on June 15, 2003 and 1/24th of the remaining amount of shares vest at the end of each month thereafter.

(4)
Mr. Jaeger was granted options to purchase 32,053 shares on 3/3/03, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(5)	Mr. Jaeger was granted options to purchase 431,455 shares on 3/30/04, 100% vested on the date of grant.

(6)
Mr. Jaeger was granted options to purchase 276,131 shares on 9/2/05, 146,695 shares vested immediately and 50% of the remainder vests on each of the first and second anniversary of the effective date of grant.

(7)
Mr. Jaeger was granted options to purchase 500,000 shares on 5/18/06, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(8)
Ms. Hoffarth was granted options to purchase 172,582 shares on 1/14/03, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(9)
Ms. Hoffarth was granted options to purchase 21,573 shares on 6/22/04, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(10)
Ms. Hoffarth was granted options to purchase 125,000 shares on 5/18/06, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(11)
Mr. Pachl was granted options to purchase 366,737 shares on 1/4/05, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(12)	Mr. Pachl was granted options to purchase 86,291 shares on 9/2/05, 100% vested as of the date of grant.

(13)
Mr. Pachl was granted options to purchase 200,000 shares on 5/18/06, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(14)
Mr. Jaeger was granted options to purchase 103,900 shares on 11/20/07, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(15)
Ms. Hoffarth was granted options to purchase 71,500 shares on 11/20/07, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

(16)
Mr. Pachl was granted options to purchase 83,200 shares on 11/20/07, 25% vested on the first anniversary of the effective date of grant and 1/36th of the remaining amount of shares vest at the end of each month thereafter.

Director Compensation

The following table presents information regarding compensation paid to our non-employee directors for our fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)		Total ($)
R.D. Peter Bloomer	25,000	35,695	(3)	60,695

Eduard Jaeger	-	-		-

Scott Alderton (1)	25,000	35,695	(4)	60,695

Vane Clayton	25,000	35,695	(5)	60,695

Scott Jarus	25,000	35,695	(6)	60,695

(1) Fees and option awards granted to Mr. Alderton are made to the law firm, Stubbs Alderton and Markiles, LLP, of which he is a partner.

(2) Effective January 1, 2007 fees paid to non-employee directors were increased to $25,000 annually.

(3) The aggregate number of common shares reserved under option awards outstanding at fiscal year end totaled 365,728.

(4) The aggregate number of common shares reserved under option awards outstanding at fiscal year end totaled 236,291.

(5) The aggregate number of common shares reserved under option awards outstanding at fiscal year end totaled 236,291.

(6) The aggregate number of common shares reserved under option awards outstanding at fiscal year end totaled 150,000.

In 2006, non-employee directors of Ironclad California received $2,500 per quarter for attending meetings and serving on Ironclad California’s Board of Directors. Since April 2000, non-employee directors of Ironclad California have each received options to purchase 300,000 shares of Ironclad California common stock upon their appointment to our Board of Directors. We expect to continue the practice of compensating our directors with options to purchase our common stock going forward. Compensation payable to non-employee directors may be adjusted from time to time, as approved by our Board of Directors, and was increased to $25,000 beginning January 1, 2007, and decreased to $10,000 beginning on February 5, 2008.

Employment Contracts

Except as described in this section, Ironclad California is not party to any employment agreements with any of its executive officers.

Ironclad California executed a Separation Agreement with Eduard Jaeger effective in April 2004. Pursuant to the terms of the Separation Agreement, if Ironclad terminates Mr. Jaeger’s employment with Ironclad California at any time other than for Cause, then Ironclad California must pay Mr. Jaeger (a) all accrued and unpaid salary and other compensation payable by the Company for services rendered through the termination date, payable in a lump sum payment on the termination date; and (b) a cash amount equal to Two Hundred Thousand Dollars ($200,000), payable in installments throughout the one (1) year period following the termination date in the same manner as Ironclad California pays salaries to its other executive officers. The Separation Agreement requires Mr. Jaeger to sign a general release and non-competition agreement in order to receive the lump sum payment. For the purposes of the Separation Agreement, termination for “Cause” means termination by reason of: (i) any act or omission knowingly undertaken or omitted by Executive with the intent of causing damage to Ironclad California, its properties, assets or business or its stockholders, officers, directors or employees; (ii) any improper act of Mr. Jaeger involving a material personal profit to him, including, without limitation, any fraud, misappropriation or embezzlement, involving properties, assets or funds of Ironclad or any of its subsidiaries; (iii) any consistent failure by Mr. Jaeger to perform his normal duties as directed by the Chairman of the Board, in the sole discretion of the Board; (iv) any conviction of, or pleading nolo contendere to, (A) any crime or offense involving monies or other property of Ironclad; (B) any felony offense; or (C) any crime of moral turpitude; or (v) the chronic or habitual use or consumption of drugs or alcoholic beverages.

Indemnification of Directors and Executive Officers and Limitation of Liability

We are a Nevada Corporation. The Nevada Revised Statutes and certain provisions of our Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our Board of Directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

We have entered into indemnification agreements with our directors and executive officers.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

2006 Stock Incentive Plan

Our 2006 Stock Incentive Plan (the “Plan”) was adopted on September 18, 2006 and became effective on January 12, 2007. A total of 4,250,000 shares of common stock have been reserved for issuance upon exercise of awards granted under the Plan. Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the Plan.

The Plan terminates after 10 years from the date on which our board approved the plan, unless it is terminated earlier by our board. The plan authorizes the award of stock options and stock purchase grants.

The Plan is administered by our Board of Directors or the Compensation Committee of our Board of Directors as determined by our Board of Directors otherwise permitted under the Plan. Our Board of Directors has the authority to select the eligible participants to whom awards will be granted, to determine the types of awards and the number of shares covered and to set the terms, conditions and provisions of such awards, to cancel or suspend awards under certain conditions, and to accelerate the exercisability of awards. Our Board of Directors will be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the plan, to determine the terms of agreements entered into with recipients under the plan, to make all other determinations that may be necessary or advisable for the administration of the Plan. Our Board of Directors may at its discretion delegate the responsibility for administering the plan to any committee or subcommittee of our Board of Directors.

The exercise price per share of common stock purchasable under any stock option will be determined by our Board of Directors, but cannot in any event be less than 100% of the fair market value of the common stock on the date the option is granted. Our Board of Directors will determine the term of each stock option (subject to a maximum of 10 years) and each option will be exercisable pursuant to a vesting schedule determined by our Board of Directors. The grants and the terms of ISOs will be restricted to the extent required for qualification as ISOs by the U.S. Internal Revenue Code of 1986, as amended, or the Code. Subject to approval of our Board of Directors, options may be exercised by payment of the exercise price in cash, shares of common stock, which have been held for at least six months, or pursuant to a “cashless exercise” through a broker-dealer under an arrangement approved by us. Our Board of Directors may require the grantee to pay to us any applicable withholding taxes that the company is required to withhold with respect to the grant or exercise of any award. The withholding tax may be paid in cash or, subject to applicable law, our Board of Directors may permit the grantee to satisfy these obligations by the withholding or delivery of shares of common stock. We may withhold from any shares of common stock that may be issued pursuant to an option or from any cash amounts otherwise due from the company to the recipient of the award an amount equal to such taxes.

Stock purchase rights are generally treated similar to stock options with respect to exercise/purchase price, exercisability and vesting.

In the event of any change affecting the shares of common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distribution to shareholders other than cash dividends, our Board of Directors will make such substitution or adjustment in the aggregate number of shares that may be distributed under the Plan and in the number and option price (or exercise or purchase price, if applicable) as it deems to be appropriate in order to maintain the purpose of the original grant.

No option will be assignable or otherwise transferable by the grantee other than by will or the laws of descent and distribution and, during the grantee’s lifetime, an option may be exercised only by the grantee.

If a grantee’s service to the company terminates on account of death, disability or retirement, then the grantee’s unexercised options, if exercisable immediately before the grantee’s death, disability or retirement, may be exercised in whole or in part, not later than one year after this event. If a grantee’s service to the company terminates for cause, then the grantee’s unexercised option terminates effective immediately upon such termination. If a grantee’s service to us terminates for any other reason, then the grantee’s unexercised options, to the extent exercisable immediately before such termination, will remain exercisable, and may be exercised in whole or in part, for a period of three months after such termination of employment.

Under the Plan, the occurrence of a “Change in Control” can affect options and other awards granted under the plan. Generally, the Plan defines a “Change in Control” to include the consummation of a merger or consolidation with or into another entity or any other corporate reorganization, if more than 80% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after the merger, consolidation or other reorganization is owned, directly or indirectly, by persons who were not our shareholders immediately before the merger, consolidation or other reorganization, except that in making the determination of ownership by our shareholders, immediately after the reorganization, equity securities that persons own immediately before the reorganization as shareholders of another party to the transaction will be disregarded. For these purposes voting power will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrants or rights to subscribe to or purchase those shares. “Change in Control” also includes the sale, transfer or other disposition of all or substantially all of our assets. A transaction will not constitute a Change in Control if its sole purpose is to change the state of our incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the our securities immediately before such transaction.

If a “Change in Control” were to occur, our Board of Directors would determine, in its sole discretion, whether to accelerate any unvested portion of any option grant. Additionally, if a Change in Control were to occur, any agreement between us and any other party to the Change in Control could provide for (i) the continuation of any outstanding awards, (ii) the assumption of the Plan or any awards by the surviving corporation or any of its affiliates, (iii) cancellation of awards and substitution of other awards with substantially the same terms or economic value as the cancelled awards, or (iv) cancellation of any vested or unvested portion of awards, subject to providing notice to the option holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of August 1, 2008 by:

•	each of the executive officers listed in the summary compensation table;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each shareholder known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options from the Company that are currently exercisable or exercisable within 60 days of August 1, 2008 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information presented in this table is based on 42,464,504 shares of our common stock outstanding on August 1, 2008. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more shareholders named below is c/o Ironclad Performance Wear Corporation, 2201 Park Place, Suite 101, El Segundo, California 90245.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Executive Officers and Directors:
Eduard Jaeger (1) Director, President and Chief Executive Officer	5,119,436	12.1%
Rhonda Hoffarth (2) Executive Vice President and Chief Operating Officer	298,659	*
Kent Pachl(3) Executive Vice President Sales & Marketing	546,774	1.3%
Thomas Kreig (4) Vice President of Finance, Secretary, Interim Chief Financial Officer	281,392	*
R.D. Peter Bloomer(5) Director	365,728	*
Vane B. Clayton (6) Director	286,931	*
Scott Alderton Director (7)	360,916	*
Scott Jarus (8)	2,738,473	6.4%
Directors and officers as a group (8 persons) (9)	9,998,309	23.5%

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders:
CVM Equity Fund V Ltd., LLP (10)	5,052,176	11.9%
Liberty View Capital Management Inc. (11)	3,495,001	8.2%

*	Less than 1%

(1)
Includes (i) 1,065,272 shares of commons stock held by Jaeger Family, LLC, of which Eduard Jaeger is a member and over which Eduard Jaeger has voting and investment power, and (ii) 1,290,180 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 1, 2008.

(2)	Includes 267,072 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 1, 2008.

(3)	Consists of 576,774 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 1, 2008.

(4)	Includes 241,907 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 1, 2008.

(5)	Consists of 365,728 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 1, 2008.

(6)	Includes 236,291 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 1, 2008.

(7)	Includes 77,258 shares of common stock reserved for issuance upon exercise of certain warrants to purchase common stock which are currently exercisable.

(8)
Includes (i) 2,500,000 shares of common stock held by Jarus Family Trust, over which Scott Jarus has voting and investment power, and (ii) 150,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 1, 2008, and (ii) 61,806 shares of common stock reserved for issuance upon exercise of certain warrants to purchase common stock which are currently exercisable.

(9)
Consists of (i) 6,761,293 shares of common stock, (ii) 139,064 shares of common stock reserved for issuance upon exercise of certain warrants to purchase common stock which are currently exercisable, and (iii) 3,026,007 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of May 15, 2008.

(10)
Includes 415,782 shares of common stock reserved for issuance upon exercise of certain warrants to purchase common stock which currently are exercisable. Mr. Bloomer, our Chairman of the Board, is also the Chairman and Chief Executive Officer of Colorado Venture Management, Inc., which is the Management Partner of CVM. Mr. Bloomer disclaims beneficial ownership of the securities held by this stockholder, except with respect to his pecuniary interest therein.

(11)
Consists of (i) 265,987, 1,063,9997, and 665,017 shares of common stock held by Liberty View Special Opportunities Fund, LP, Liberty View Funds, LP, and Trust D (for a portion of the assets of Kodak Retirement Income Plan) respectively, and (ii) warrants to purchase 200,000, 800,000 and 500,000 shares of common stock held by Liberty View Special Opportunities Fund, LP, Liberty View Funds, LP, and Trust D (for a portion of the assets of Kodak Retirement Income Plan) respectively. Liberty View Capital Management Inc. maintains voting and investment power over these shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the employment arrangements described above in “Executive Compensation” and the transactions described below, since January 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years; and

•
in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Transactions with Officers and Directors

Mr. Bloomer, who is Chairman of our Board of Directors, is also the Chairman and Chief Executive Officer of Colorado Venture Management, Inc., which is the Managing Partner of CVM. Before our merger with Ironclad California, CVM held 29.83% of the issued and outstanding shares of Ironclad California. At August 22, 2006, CVM held approximately 16.8% of Ironclad California’s issued and outstanding shares, including warrants to purchase 415,782 shares of its common stock, a portion of which were issued in connection with the stockholder bridge financing transaction completed by Ironclad California in February 2006. These warrants are exercisable an exercise price per share of $0.75.

Mr. Alderton, an Ironclad Board member since August 2002, is a partner of the law firm, Stubbs, Alderton and Markiles, LLP, or SAM, which is our attorney of record. SAM rendered services to Ironclad California as its primary legal firm since 2002, and became our primary legal counsel upon the closing of the merger with Ironclad California on May 9, 2006.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file.  Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2007, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements, except for the following: Scott Alderton reported two late transactions on a Form 5, and Scott Jarus reported one late transaction on a Form 5.

SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the 2009 Annual Meeting of Shareholders for inclusion in the Company’s Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by January 12, 2009. In addition, in the event a shareholder proposal is not received by the Company by March 9, 2009, the Proxy to be solicited by the Board of Directors for the 2009 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2009 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of the Company’s 2009 Annual Meeting is advanced or delayed more than 30 days from the date of the 2008 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2009 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2009 Annual Meeting. Upon determination by the Company that the date of the 2009 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2008 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We are delivering this Proxy Statement and an annual report to all shareholders of record as of the record date. Shareholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Proxy Statement and annual report if previously notified by their bank, broker or other holder. This process, by which only one proxy statement and annual report, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for shareholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the shareholders within the household.

Street name shareholders in a single household who received only one copy of the Proxy Statement or annual report may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name shareholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Alternatively, street name shareholders whose holders of record utilize the services of Pacific Stock Transfer Company (as indicated on the voting instruction form sent to them) may send written instructions to Householding Department, 500 East Warm Springs Road, Suite 240 Las Vegas, NV 89119 or call (702) 361-3033. The instructions must include the shareholder’s name and account number and the name of the bank, broker or other holder of record. Otherwise, street name shareholders should contact their bank, broker or other holder.

Copies of this Proxy Statement and the Company’s annual report are available promptly by calling (310) 643-7800, or by writing to Attention: Investor Relations, Ironclad Performance Wear Corporation, 2201 Park Place, Suite 101, El Segundo, CA 90245. If you are receiving multiple copies of this Proxy Statement, you also may request orally or in writing to receive a single copy of this Proxy Statement by calling (310) 643-7800, or writing to Ironclad Performance Wear Corporation, Attention: Investor Relations, 2201 Park Place, Suite 101, El Segundo, CA 90245.

OTHER MATTERS

The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

EXPENSES

The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Common Stock held of record by them and will reimburse those persons for their reasonable charges and expenses in connection therewith.

IRONCLAD PERFORMANCE WEAR CORPORATION
September 11, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â
■
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK AS SHOWN HERE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF IRONCLAD PERFORMANCE WEAR CORPORATION
1. Proposal 1. To elect the following four nominees as directors:

R.D. Peter Bloomer
Eduard Jaeger
Vane P. Clayton
Scott Alderton
Scott Jarus

_____ FOR NOMINEES LISTED (except as marked to the contrary below)

_____ WITHHELD

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:)

--------------------------------------------------------------------
The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

2. Proposal 2. To ratify the appointment of Rotenberg & Co., as the independent public accountants of the Company.

____ FOR ____ AGAINST ____ ABSTAIN

The undersigned revokes any other proxy to vote at such Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

This Proxy will be voted in accordance with the instructions set forth above. Where a vote is not specified, the proxies will vote the shares represented by the proxy “FOR” Proposals 1 and 2, and as said proxy shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement dated August 6, 2008 relating to the Meeting.

Please check here if you plan to attend the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IRONCLAD PERFORMANCE WEAR CORPORATION

Proxy for Annual Meeting of Shareholders

The undersigned, a shareholder of Ironclad Performance Wear Corporation, a Nevada corporation (the “Company”), hereby appoints EDUARD JAEGER and THOMAS KREIG or either of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, to be held on September 11, 2008 and any postponements or adjournments thereof, and in connection herewith to vote and represent all of the shares of the Company which the undersigned would be entitled to vote as follows:

(Continued and to be signed on the reverse side)